SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           COMMISSION FILE NO. 000-19577

                              Harmony Holdings, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]          No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
             1)    Amount Previously Paid.
             2)    Form, Schedule or Registration Statement No.
             3)    Filing Party.
             4)    Date Filed.

                            HARMONY HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                              December 17, 1997



         The Annual Meeting of Stockholders of Harmony Holdings, Inc. (the "Company") will be held at the Summit Hotel Bel Air, 11461 Sunset Blvd, Los Angeles, California, on Tuesday, January 13,1998, at 2:30 p.m., P.S.T., for the following purposes:

         1. To elect four Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To ratify and approve the appointment of BDO Seidman LLP as the Company's Independent Public Accountants.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on December 15, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         If you cannot attend the Annual Meeting in person, please date and execute the accompanying Proxy and return it promptly to the Company. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not of itself serve to revoke your Proxy.

                               By Order of the Board of Directors:


                               Christopher T. Dahl
                               Chairman of the Board

                             HARMONY HOLDINGS, INC.

                                PROXY STATEMENT


                                  INTRODUCTION


         This Proxy Statement is furnished to the holders of common stock, $.01 par value per share (the "Common Stock"), of Harmony Holdings, Inc. (the
"Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company (sometimes referred to herein as the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday January 13 ,1998 (the "Annual Meeting"). A form of Proxy for use at the Annual Meeting is also enclosed (the "Proxy"). Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to Lance W. Riley, Esq., the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

         The Company's corporate office is located at 1990 Westwood Boulevard, #310, Los Angeles, California 90025. The Company's telephone number is (310) 446-7700.

         Proxy materials are being mailed to stockholders by the management of the Company on or about December 17, 1997. The solicitation of proxies on behalf of the Company may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

         The purposes of the Annual Meeting of Stockholders are (1) to elect a Board of Directors to serve until the next Annual Meeting of Stockholders and
(2) to ratify and approve BDO Seidman, LLP, as the Company's independent public accountants until the next annual meeting of stockholders. The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors.


         The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders, except with respect to the election of directors as to which the four nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owners with respect to the particular item) will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For the purposes of determining whether the directors have been elected, abstentions and broker non-votes will have no effect. As to all other matters that come before the Annual Meeting, abstentions will have the effect of a negative vote and broker non-votes are not taken into account and have no impact.

          At December 15, 1997, the record date for the Annual Meeting (the "Record Date"), there were 6,487,429 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters.


Proposals by Stockholders

         Any proposals by stockholders of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by August 17, 1998.


                          1. Election Of Directors


Nominees for Director

         At the Annual Meeting, four Directors are to be elected. The Bylaws of the Company permit the Board to determine the number of Directors of the Company and currently the authorized number of directors is four. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the four current directors, as named below, to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected.


         Name                                   Age                   Position with the Company


         Christopher T. Dahl                    54                    Chairman  of the Board  and  Chief  Executive
                                                                      Officer

         Richard W. Perkins                     66                    Director

         William E. Cameron                     52                    Director

         William M. Toles                       50                    Director

         The foregoing directors were elected on July 22, 1997 in connection with the acquisition of 1,369,231 shares of Common Stock together options to purchase an additional 550,000 shares of Common Stock by Children=s Broadcasting Corporation.

Directors and Executive Officers


The following table sets forth certain information with respect to each of the current Directors and executive officers of the Company and the Company's principal subsidiaries:

            Name                                Age                   Position with the Company

         Christopher T. Dahl                    54                    Chairman  of the Board  and  Chief  Executive
                                                                      Officer

         Brian Rackohn                          37                    Chief Financial Officer

         Stephen Oakes                          42                    President of Curious Pictures, Inc.

         Elizabeth Silver                       36                    President of The End, Inc.

         Rick Bieber                            42                    President of Harmony Pictures, Inc.

         Richard W. Perkins                     66                    Director

         William E. Cameron                     52                    Director

         William M. Toles                       50                    Director


         Christopher T. Dahl has been President and Chairman of the Board of the Company since July 22,1997. Effective November 3, 1997 he was appointed Chief Executive Officer and resigned as President. Since its inception in February 1990, Mr. Dahl has been the President, Chief Executive Officer and Chairman of the Board of Directors of Children=s Broadcasting Corporation (ACBC@), the country=s premier radio network devoted to programming for children. He is also Chairman and Chief Executive Officer of Community Airwaves Corporation, a company that owns and operates radio stations in the Midwest and Hawaii.

         Brian Rackohn has been the Chief Financial Officer of the Company since March 1994 and Secretary from December 1, 1995 until July 22, 1997. Previously, Mr. Rackohn served for five years as the General Manager and Chief Financial Officer of Superior Stamp & Coin Co., Inc. of Beverly Hills, California.

         Stephen Oakes has been President of Curious Pictures Corporation since January 1993. Prior to 1993, Mr. Oakes founded and operated Broadcast Arts in 1981, a company engaged in television commercial production. He has directed over 270 mixed-media commercials, was creative director and producer for the original season of "Pee-Wee's Playhouse" for CBS, and was designer, director or producer of on-air graphics and program openings for networks and cable groups, including CBS, MTV, HBO, Cinemax and Showtime.

         Elizabeth Silver has been President of The End, Inc. since April 1993. Ms. Silver founded The End, Inc. along with another individual in March 1991. Previously, Ms. Silver headed several major production companies' music video divisions. Ms. Silver has over a decade of musical film production and programming experience.

         Rick Bieber has served as President of Harmony Pictures, Inc., since February 1997. From 1992 to 1997, Mr. Bieber served as President of Rick Bieber Productions, located on the Twentieth Century Fox lot, during which time he additionally acted as President of Fox West Pictures, a unit of Fox, Inc., assisting in the launch of Fox's weekly movie night.

         Richard W. Perkins has been a Director of the Company since July 22, 1997. For more than five years, Mr. Perkins has been President and Chief Executive Officer of Perkins Capital Management, Inc., a registered investment advisor. Mr. Perkins is a director of the following public companies: CBC; Bio-Vascular, Inc.; CNS, Inc.; LifeCore Biomedical, Inc.; Nortech Systems, Inc.; Eagle Pacific Industries, Inc.; Quantech LTD.; and Vital; Images, Inc. Mr. Perkins is also a director of Community Airwaves Corporation.

         William E. Cameron has been a Director of the Company since July 22, 1997. For over five years, Mr. Cameron has been head of International Business Development for Universal Health Communications, the largest medical/health/wellness video library in the world.

         William M. Toles has been a Director of the Company since July 22, 1997. For more than five years, Mr. Toles has been the President and Chief Executive Officer of Tol-O-Matic, Inc., a privately held manufacturer of motion control products.

         There are no arrangements or understandings known to the Company between any of the Directors who are the nominees for Directors or executive officers of the Company and its subsidiaries and any other person pursuant to which any such person was elected as a Director or an executive officer, except the employment agreements, the terms of which are described under "Executive Compensation -Employment Agreements". There are no family relationships between any Directors who are also the nominees for Directors or executive officers of the Company.

         The Board of Directors of the Company held a total of six meetings during the fiscal year of the Company ended June 30, 1997. All of the Directors attended all of the meetings.

         The Company did have a standing audit committee consisting of the independent or non-employee Directors, which committee was formed on December 11, 1995 and dissolved on July 22, 1997, when all of the then existing three Directors resigned including the two independent Directors. The existing Board of Directors that was established on July 22, 1997 formed an audit committee on October 6,1997 comprised of Mr. Cameron and Mr. Toles neither of whom is employed by the Company. The Board of Directors also formed a compensation committee on October 6, 1997 comprised of Mr. Dahl and Mr. Perkins.

         Directors of the Company are elected to an annual term that expires at the Company's annual meeting of stockholders.

EXECUTIVE COMPENSATION


         Summary of Executive Officer Compensation. The following table sets forth the total compensation paid or accrued by the Company to the Chief Executive Officer and the other executive officer and presidents of the Company's principal subsidiaries who served in such capacities during fiscal 1997 ("Named Executive Officers") whose aggregate cash compensation exceeded $100,000 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years:

                                                     Summary Compensation Table
                                                                                                              Long Term
                                                                                                            Compensation
                                                                                                               Awards
                                                Fiscal Year    Salary          Bonus     Other Annual       Options/SARs
Name and Position                                  Ended       Amount         Amount     Compensation         (Number)

Harvey Bibicoff, Chief Executive Officer (1)       1997        247,200            --          --            350,000
                                                   1996        165,000            --          --            --
                                                   1995        165,288            --          --            --

Brian Rackohn, Chief Financial Officer (2)         1997        133,900            --          --            75,000
                                                   1996        114,900            --          --            25,000
                                                   1995        101,923            --          --            25,000

Rick Bieber, President of Harmony Pictures, Inc.   1997        135,417        50,000          --           250,000
                                                   1996          --               --          --                 --
                                                   1995          --               --          --                 --

Steve Oakes, President of Curious Pictures Corp.   1997        466,669            --          --                 --
                                                   1996        263,045            --          --                 --
                                                   1995        316,258            --          --                 --

Elizabeth Silver, President of The End, Inc.       1997        224,000            --          --            75,000
                                                   1996        228,224        37,500          --            75,000
                                                   1995        170,577            --          --                 --

(1) Effective November 3, 1997, Mr. Bibicoff resigned his duties as Chief Executive Officer.
(2) In connection with the issuance of 75,000 options exercisable at a price of $1.50, 25,000 options were cancelled that had been issued at an exercise price of $3.00 in fiscal 1996 and 25,000 options were cancelled that had been issued at an exercise price of $3.30 in fiscal 1995.

         Stock Option Grants in Fiscal Year ended June 30, 1997. The following table contains information concerning the grant of stock options under the stock option plan which was adopted on August 7, 1991 and amended at the 1996 Annual Meeting of Stockholders held in December 1995 (the "Stock Option Plan") to the Named Executive Officers in the fiscal year ended June 30, 1997:


             Stock Option Grants in Fiscal Year ended June 30, 1997

                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                        Annual Rates of
                                                                                                          Stock Price
                                                                                                         Appreciation
                                         Individual Grants                                              for Option Term
                                                   % of Total
                                                     Options
                                     Options       Granted in        Exercise       Expiration
                 Name                Granted       Fiscal Year         Price           Date          5% (2)       10% (2)
                 ----                -------       -----------       ---------      ----------    -----------  ----------

                Harvey Bibicoff      350,000            36%            $1.50         10/01/01     $145,048      $320,518
                Brian Rackohn         75,000(1)          8%             1.50         01/02/02       31,082        68,682
                Rick Bieber          250,000            25%             1.60         10/16/02      117,915       262,886
                Elizabeth Silver      75,000             8%             1.75         03/24/02       34,267        75,325

         (1) In connection with the issuance of 75,000 options, 25,000 options were cancelled that had been issued at an exercise price of $3.00 in fiscal 1996 and 25,000 options were cancelled that had been issued at an exercise price of $3.30 in fiscal 1995.

         (2) Potential gains are net of exercise price, but before taxes associated with exercise. The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to persons named in this table.

         Stock Option Exercises in Fiscal Year ended June 30, 1997 and Option Values at June 30, 1997. The following table provides information on the Named Executive Officers' unexercised options at June 30, 1997. None of the Named Executive Officers exercised any options during the fiscal year ended June 30, 1997:


                      Stock Option Values at June 30, 1997

                           For the year ended 6/30/97
          Name                Shares acquired   Dollar value      Number of                Value of
                              from options      Realized on       unexercised              In-the-Money
                              exercised         exercise          Options/SARs             Options/SARs
                                                                  at FY-End (#)            at FY-End ($) (1)
          ------------------- ----------------- ----------------- ----------------- ------ ------------------- ------

          Harvey Bibicoff            0                 0              850,000        (e)        670,313         (e)
          Brian Rackohn              0                 0               50,000        (e)         40,625         (e)
                                                                       25,000       (ue)         20,313        (ue)
          Rick Bieber                0                 0               50,000        (e)         35,625         (e)
                                                                      200,000       (ue)        142,500        (ue)
          Steve Oakes                0                 0              100,000        (e)           0            (e)
          Elizabeth Silver           0                 0              150,000        (e)         92,969         (e)

                  Exercisable (e)
                  Unexercisable (ue)
                  (1) Represents the closing price of the Common Stock on June 30, 1997 minus the exercise price of the options.

                        Ten Year Stock Option Repricings

Name                  Date            Number of      Market  Price of   Exercise Price at   New        Length     of
                                      securities     Stock   at  Time   Time of Repricing   Exercise   Original
                                      underlying     of    Time    of   or Amendment ($)    Price ($)  Option   Term
                                    Stock Options    Repricing     or                                  Remaining  at
                                     Repriced or     Amendment ($)                                     Date       of
                                     Amended (#)                                                       Repricing  or
                                                                                                       Amendment
--------------------- ------------ ----------------- ----------------- -------------------- ---------- --------------
Brian Rackohn          01/02/97         25,000             1.25               3.30            1.50       2.1 years
Brian Rackohn          01/02/97         25,000             1.25               3.00            1.50       3.25years

Compensation of Directors

         No fees are paid to Directors of the Company who are also officers or employees of the Company for their services as members of the Board. Harry Shuster and Ivan Berkowitz both of whom resigned as Board of Director members on July 22, 1997 had been issued five-year stock options to acquire 25,000 shares at an exercise price of $2.00 during the fiscal year ended June 30, 1997 and paid $250 per meeting for work on the audit committee. The Company reimbursed all Directors for reasonable travel and lodging expenses incurred in attending meetings of the Board.

         Concurrently with his election as a Director and Chairman of the Board of the Company on July 22, 1997, Christopher T. Dahl was appointed the Company's President. Effective November 3, 1997, Mr. Dahl was appointed the Company's Chief Executive Office and resigned as President. Mr. Dahl presently receives an annual salary of $75,000 for his services.

         On August 1, 1997 the Company entered into an independent contractor agreement with William Cameron, a Director of the Company. Under the agreement Mr. Cameron will be providing non-exclusive services to the Company including, without limitation, the initiation, promotion, development and maintenance of business and investment contacts relating to increasing the Company's sales , marketing and investment opportunities. The contract is at will and compensation under the contract is $3,000 for every month that it is in force.

                               Compensation Report

         During the fiscal year ended June 30, 1997, the Company did not have a Compensation Committee and therefore, the entire Board acted on the matters that would have been acted on by Compensation Committee. The Compensation Report set forth below described the compensation policies of the Board of Directors for the fiscal year ended June 30, 1997 and reflects the salaries and bonuses paid during that fiscal year. The current Board of Directors assumed their positions in July 1997 and established a Compensation Committee in October 1997. Accordingly, the policies described below may not reflect the policies of the Compensation Committee or the current Board. The Compensation Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

                             Overview and Philosophy

         The Board establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer ("CEO") and other senior Company officers, and administers and/or provides oversight on all short-term (annual) incentive plans, all long-term incentive plans, including the Stock Option Plan, and approves any grants of stock options, stock and/or stock warrants to Company officers.

         The Company applies a consistent philosophy to compensation for all employees, including the officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and stockholders.

                               Compensation Policy

         The Company's compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The goals of the compensation programs are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company. The Company's compensation program for officers is based on the same guidelines that apply to all Company employees.

         The Company `s subsidiary officers have profit participation incentives at the subsidiary level as well as equity participation in the Company.

         The Company is committed to providing incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Additionally, future base salary increases or incentive pay opportunities are directly linked to the achievement of key financial objectives.

         The variable compensation plans focus respective employees on the immediate objectives of the business and their job; encourage employees to work together as a team to achieve Company success; and, recognize and reward the sustained contribution of outstanding performers within the Company.

                           Components of Compensation

         The Company has compensation programs that include both cash and equity components. The Board has established base salary, short and long-term incentive compensation mix targets for each officer and for all employees, where applicable, of the Company. The compensation mix targets define the desired percentage for each component of total compensation.

         With respect to cash compensation for officers, the Company sets base salaries and target incentive opportunities for each officer by reviewing the cash compensation provided to comparable positions and through assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each incumbent, and overall levels of contribution to the Company. When considering competitive pay practices, the Board reviews compensation levels in both the entertainment industry and general industry at firms comparable in size and revenue to the Company.

         With regard to equity-based compensation for officers, the Company considered and granted stock options for the reported year. Stock option grants were based on relative position, responsibilities and/or historical and expected contribution to the Company.

                   Compensation of the Chief Executive Officer

         Mr. Bibicoff was Chief Executive Officer of the Company from January 19, 1996 until November 3, 1997. Based on a thorough review, it was determined that Mr. Bibicoff=s base salary was within a competitive range of pay, as compared with companies of similar size and scope. In determining Mr. Bibicoff=s compensation, the Board considered various factors particularly Mr. Bibicoff=s guidance in the Company=s turnaround. See "Employment Agreements" herein.

         The Board of Directors (at June 30, 1997):
         Harvey Bibicoff
         Ivan Berkowitz
         Harry Shuster

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended June 30, 1997, the Company had no Compensation Committee or other Board committee performing equivalent functions. Mr. Bibicoff, the Company=s Chief Executive Officer until November 3, 1997, served as a Director of the Company until July 22, 1997 and participated in deliberations of the Board concerning the compensation of all executive officers other than himself.

Employment Agreements

         On January 1, 1997, Brian Rackohn, Chief Financial Officer, of the Company, entered into a two-year employment contract with the Company, which contract expires on December 31, 1998. Under the contract, Mr. Rackohn is entitled to a salary of $132,000 in year one and $141,000 in year two. He was also granted five-year options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. In addition 50,000 existing five-year options previously granted to Mr. Rackohn, to purchase shares of the Company's Common Stock were canceled. See "Executive Compensation" herein.

         On May 2, 1994, Harvey Bibicoff, Chief Executive Officer entered into a four-year employment contract with the Company, which was to expire on June 30, 1998. Under such agreement, Mr. Bibicoff earned an annual salary of $165,000 and was granted five-year options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. On October 1, 1996, Mr. Bibicoff entered into an amendment to his May 1994, employment contract that provided for a revised expiration date of August 19, 2000. Mr. Bibicoff then became entitled to an annual salary of $265,000 per year and was granted additional five-year options to purchase 350,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. On July 22, 1997, Mr. Bibicoff entered into an amended and restated employment agreement, which expires on July 21, 1999. Mr. Bibicoff continues to be entitled to a salary of $265,000 per year. However, the Company, at the sole discretion of its Board, can terminate Mr. Bibicoff's obligations to perform as the Company's Chief Executive Officer upon furnishing ten days written notice. Commencing September 20, 1997, Mr. Bibicoff also obtained the right to resign his obligations and authority as the Company's Chief Executive Officer upon furnishing ten days written notice. Upon either event Mr. Bibicoff would continue to receive all remunerations due him for the remaining term of the agreement. On October 22, 1997, Mr. Bibicoff submitted to the Company the ten days written notice to resign from his obligations and authority as the Company's Chief Executive Officer.

          Comparison of Five Preceding Year Cumulative Stockholder Return

         The following graph shows the cumulative return experienced by the Company's stockholders during the period July 1, 1992 through June 30, 1997 as compared with the NASDAQ Total Return Index (U.S.) And the NASDAQ Financial Index. The graph assumes $100 on July 1, 1992 in the Company's Common Stock and each of the indices. Total return calculations assume the reinvestment of all dividends. The Company has never paid dividends.



          ----------------------------------------------------------------------------------------------------------
                                 Fiscal Year End
          ----------------------------------------------------------------------------------------------------------
                                            7/01/92     6/30/93      6/30/94     6/30/95     6/30/96     6/30/97
          Harmony Holdings, Inc.            100         200          88          112         68          74
          NASDAQ Total return Index (US)    100         126          127         170         218         265
          NASDAQ Financial                  100         131          148         169         220         322
          --------------------------------- ----------- ------------ ----------- ----------- ----------- -----------

        Security Ownership of Certain Beneficial Owners And Management

         The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of December 9, 1997, by: (i) each person known to the Company who beneficially owns more than five percent of the Company's Common Stock; (ii) each Director and Named Executive Officer and (iii) all executive officers and Directors of the Company as a group. Except as otherwise noted, the person named has sole voting and dispositive power over the total number of shares beneficially owned:

                                                                                                     Amount and
         Name and                                                Nature of                           Percentage
        Address of                                               Beneficial                         of Outstanding
      Beneficial Owner (1)                                      Ownership (2)                       Common Stock

         Children's Broadcasting Corporation                    2,938,731  (2)(4)                        40.7%

         Harvey Bibicoff                                          600,000  (2)                            9.6%

         Christopher T. Dahl                                       10,000                                 *

         Richard W. Perkins                                       200,000                                 3.1%

         William E. Cameron                                             0                                 *

         William M. Toles                                               0                                 *

         Brian Rackohn                                             50,000  (3)                            *

         Rick Bieber                                               50,000  (5)                            *

         Steve Oakes                                              100,000  (5)                            1.5%

         Elizabeth Silver                                         314,040  (6)                            4.6%

         All officers and Directors as a group
         (9 persons)                                            1,324,040  (2)(3)(5)(6)                  17.2%

         --------------------
         * Percentage omitted because it is less than 1%

(1) The business address of Messrs. Bibicoff and Rackohn and all officers and directors of the Company is 1990 Westwood Boulevard, Suite 310, Los Angeles, California 90025. The address of Children's Broadcasting Corporation ("CBC") is 724 First Street North, 4th floor, Minneapolis, Minnesota 55401.
(2) Includes 300,000 immediately exercisable options held by Mr.Bibicoff and 750,000 immediately exercisable options held by CBC.
(3)      Consists of 50,000 immediately exercisable options held by Mr. Rackohn.
(4) Based solely on information contained in schedule 13D as filed with the Securities and Exchange Commission, CBC has entered into an agreement with Glenn B. Laken, whereby Mr. Laken can require CBC to purchase 225,000 shares of the Company's stock he controls on or after January 31, 1998, and CBC has the right to purchase such shares on or before February 15, 1998, all subject to various conditions set forth in such agreement.
(5)      Consists of immediately exercisable options.
(6)      Includes 300,000 immediately exercisable options held by Ms. Silver.

Certain Transactions

         As of September 30, 1997, the Company was owed $208,889 pursuant to a note receivable from Harvey Bibicoff, the Company's Chief Executive Officer until November 3, 1997, in connection with Mr. Bibicoff's purchase of stock options from a former officer of the Company in 1996. The note was originally issued for $260,000, is due May 31, 1998 and accrues interest at the prime rate plus 1 1/2 %.

         The Company has entered into an agreement with Bibicoff & Associates, Inc. whereby such corporation provides investor relation services to the Company through September 30, 2000, for a flat rate of $75,000 that was paid upon execution of the agreement. The Company's Chief Executive Officer until November 3, 1997, Harvey Bibicoff, is also the President of Bibicoff & Associates, Inc.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from July 1, 1996 through June 30, 1997, all of its executive officers, Directors and beneficial owners of more than 10% of the Company's Common Stock complied with Section 16(a) filing requirements applicable to them.


                2. Ratification of Independent Public Accountants

         BDO Seidman, LLP served as the Company's independent public accountants for its fiscal year ended June 30, 1997 and is expected to continue for the current fiscal year, subject to ratification by the stockholders. Management expects that a representative of BDO Seidman, LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.
         Stockholder ratification of the selection of BDO Seidman, LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

         Other Matters

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO TERRI MACINNIS, DIRECTOR OF INVESTOR RELATIONS, HARMONY HOLDINGS, INC., 1990 WESTWOOD BOULEVARD, #310, LOS ANGELES, CALIFORNIA 90025. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF DECEMBER 15, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

         Please SIGN, DATE and RETURN the enclosed Proxy promptly.

         By Order of the Board of Directors:


         Christopher T. Dahl
         Chairman of the Board

PROXY
                             HARMONY HOLDINGS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARMONY HOLDINGS, INC.

         The undersigned Stockholder of Harmony Holdings, Inc., a Delaware corporation, hereby appoints Christopher T. Dahl and Lance W. Riley, Esq., and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each having full power of substitution to vote all shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Harmony Holdings, Inc., to be held at the Summit Hotel Bel Air, 11461 Sunset Blvd., Los Angeles, CA 90049 on January 13, 1997 at 2:30 p.m. or at any adjournments thereof, on all matters set forth in the Notice of Annual
Meeting and Proxy Statement dated December 17, 1997 (a copy of which has been received by the undersigned) as follows:
         1.  ELECTION OF DIRECTORS:
              Nominees: CHRISTOPHER T. DAHL, RICHARD W. PERKINS, WILLIAM E.
                        CAMERON, WILLIAM M. TOLES
                  [ ] FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                  [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
(INSTRUCTION:  To withhold  consent to the election of any individual nominee(s)
               write the name of such nominee(s)on the line below.)

--------------------------------------------------------------------------------
         2. RATIFY AND APPROVE THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

               FOR [ ]            AGAINST [ ]               ABSTAIN [ ]
         3. In their discretion on any matter of matters which may properly come before said meeting or any adjournments thereof.
                                                    (Continued on reverse side)

The majority of the attorneys-in-fact and proxies hereby appointed who shall be present and act at the foregoing meeting (or if only one shall be present and act at said meeting, then that one) shall and may exercise the powers conferred on all of the said attorneys-in-fact and proxies hereunder.
         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION AND APPROVAL OF BDO SEIDMAN LLP AS THE COMPANY=S INDEPENDENT PUBLIC ACCOUNTANT.
         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement each dated December 17, 1997.

Date ___________________________, 1997

                                         ------------------------------------
                                         Signature (Title, if any)

                                         -------------------------------------
                                         Signature if held jointly

Please date and sign above exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners shall each sign personally. Corporation proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.